IASG Announces Delay in 2004 Financial Report Release

ALBANY, N.Y. - March 10, 2005 -- Integrated Alarm Services Group, Inc. (NASDAQ: IASG) a total solution provider to independent security alarm dealers located throughout the United States today announced that it will be delaying the release of its financial results for the year ended December 31, 2004 and the filing of its Annual Report on Form 10-K for the same period.

IASG has not completed the work necessary to allow the Company to make its report regarding internal control over financial reporting required under Section 404 of the Sarbanes-Oxley Act of 2002. In addition, the independent auditors must provide an attestation report on internal controls. Upon completion of the work necessary to make such report and the auditors provide such attestation, the Company will file its Form 10-K, issue a press release containing financial results for 2004 and host a conference call to discuss the financial results. The Company will announce a rescheduled date for the financial press release and conference call at a future date.

The Company currently expects that it will report material weaknesses in its internal controls over financial reporting. Until it completes its review and testing of such internal control, the Company is unable to provide any additional information regarding the magnitude of any deficiencies.

IASG anticipates 2004 revenue to be approximately double the $40 million of revenues reported in 2003 and the net loss to be substantially less than the 2003 net loss of $22 million. Fourth quarter 2004 losses are expected to be substantially higher than fourth quarter 2003. The increased losses are primarily attributable to costs associated with the NACC acquisition including debt issuance costs, prepayment of outstanding debt and facility closure and integration costs.

About IASG

Integrated Alarm Services Group provides total integrated solutions to independent security alarm dealers located throughout the United States to assist them in serving the residential and commercial security alarm market. IASG's services include alarm contract financing including the purchase of dealer alarm contracts for its own portfolio and providing loans to dealers collateralized by alarm contracts. IASG, with 5,000 independent dealer relationships, is also the largest wholesale provider of alarm contract monitoring and servicing. For more information about IASG please visit our web site at http://www.iasg.us.

This press release may contain statements, which are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of IASG's future results of operations, financial position or state other forward-looking information. In some cases you can identify these statements by forward looking words such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "should", "will", and "would" or similar words. You should not rely on forward-looking statements because IASG's actual results may differ materially from those indicated by these forward looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations effecting our business, and other risks and uncertainties discussed under the heading "Risks Related to our Business" in IASG's Form 10-K report for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on March 30, 2004, and other reports IASG files from time to time with the Securities and Exchange Commission. IASG does not intend to and undertakes no duty to update the information contained in this press release.

CONTACT:
Integrated Alarm Services Group, Inc.
Investor Relations:
Joseph L. Reinhart
518-426-1515